Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-255517 on Form S-8 and No. 333-264648 on Form S-3) of our report dated February 28, 2024, with respect to the consolidated financial statements of Mind Medicine (MindMed) Inc.

/s/ KPMG LLP

San Diego, California

February 28, 2024